Exhibit 10.9

                                 LEASE AGREEMENT

In San Juan, Puerto Rico, this 16th day of March, 2004

                                     APPEAR

ON ONE PART: AS LESSOR: PLAZA PROFESSIONAL CENTER, INC. a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, with employer social security number 66-0626564, represented in this act by its President, Elizabeth Plaza Rodriguez, hereinafter LESSOR.

ON THE OTHER PART: AS LESSEE: PLAZA CONSULTING GROUP, INC. a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, with employer social security number 66-0549685, represented in this act by its Treasurer, Sixto Rolando Colon Del Valle, hereinafter LESSEE.

      The appearing parties, acting in their respective capacities, freely and voluntarily:

                            STATE, CONSENT, AND AGREE

      FIRST: LESSOR is the owner in full domain of the following real property located at the district (barrio) of Higuillar, in Dorado, Puerto Rico (hereinafter referred to as "the Property":

            URBAN: Lot number five (5): plot located in Higuillar District on the municipality of Dorado, Puerto Rico, with a superficial area of one thousand five hundred ninety five point nine five zero zero (1,595.95) square meters. With boundaries in the North, in a distance of thirty point three six zero (30.360) meters with Anibal Marin Campos; on the South, on twenty seven point seven three zero (27.730) meters with state road six hundred ninety three (693); on the East, in two continuous lines that add up to fifty two point seven eight five (52.785) meters with Costa de Oro Urbanization and on the West, in a distance of fifty seven point four six four (57.464) meters with segregated lot number four.


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            It is registered at page two hundred sixteen (216) of volume two hundred thirty four (234), fourth and last inscription of Dorado, Property Registry of Bayamon, Puerto Rico, Section IV, farm number eight thousand five hundred forty two (8,559).

      SECOND: The parties have consented and agreed to the lease of the above described real property, which they carry out and state subject to the following:

                             CLAUSES AND CONTIDITONS

      A. LESSOR gives and cedes to LESSEE the aforementioned property in lease and LESSEE accepts and receives said property in such manner.

      B. The real property described as "the Property" will be used for office and/or any other lawful commercial end.

      C. The term of duration of this contract shall be ten (10) years, effective on March 1st 2004, retroactive to July 1st 2003, and ending on July 1st 2013, without need to notify or make prior demand.

      D. The lease canon will be $25.00 per square feet. From July of 2003 until the building to be leased is built, LESSEE shall pay $1,000 per month for the lease of a temporary wagon and the use of the land. Once the building subject to this lease is built an addendum to this contract will be executed to specify the total of square feet that will be leased. The lease canon will be payable on advance monthly installments on or before the fifth (5th) day of each month, in the place designated by LESSOR from time to time, which will be notified in writing to LESSEE.


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      E. The monthly lease canon will be net of any charges for water, telephone, maintenance, electricity, real property taxes, repairs, insurance and/or any other type of charges or expenses, all of these charges being the responsibility of LESEE.

      F. LESSEE shall be able to execute any improvements or repairs which it deems proper in the Property, subject to the approval of LESSOR, provided that all expenses of such repairs or improvements will be exclusively paid by LESSEE, and that at the end of the lease such improvements will remain for the benefit of LESSOR.

      G. The payment of utilities, i.e. Puerto Rico Electric Energy Authority, Puerto Rico Water and Sewer Authority, Puerto Rico Telephone Company, etc. will be the sole responsibility of LESSEE.

      H. LESSEE will carry insurance policies covering General Commercial Liability, Business Interruption, Fire and Earthquake, and Public Liability; Plaza Professional Center, Inc. shall be an additional insured party on the Public Liability policies.

      I. LESSEE shall not sub-lease all or part of the property subject to this contract.

      J. LESSEE acknowledges having inspected the property and accepts it in its present conditions.

      K. The parties acknowledge and state that this document incorporates all of their agreements and stipulations and that its terms shall not be changed, altered or modified verbally, but any addition, elimination, or amendment must be in writing and signed by both parties. The undersigned also state that they are duly authorized to appear herein and to execute this contract.


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      WHEREFORE, the parties sign this contract in San Juan, Puerto Rico, this
16th day of March 2004.


      LESSOR                                   LESSEE

      PLAZA PROFESSIONAL CENTER, INC           PLAZA CONSULTING GROUP, INC


      (SIGNED) Elizabeth Plaza                 (SIGNED) Sixto R. Colon Del Valle

      Elizabeth Plaza Rodriguez                Sixto Rolando Colon Del Valle


Affidavit number: -732-

      Recognized and subscribed before me by Elizabeth Plaza Rodriguez, of legal age, married and resident of Dorado, Puerto Rico, in her capacity of President of Plaza Professional Center, Inc. and by Sixto Rolando Colon del Valle, of legal age, married and resident of Corozal, Puerto Rico, in his capacity of Treasurer of Plaza Consulting Group, whom are personally known to me in San Juan, Puerto Rico this 16th day of March, 2004.



                                 (SIGNED)  Enrique Rafael Adames Soto
                                 ------------------------------------

                                 NOTARY PUBLIC


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